EXHIBIT 5.1

December 5, 2005

COMSYS IT Partners, Inc.

4400 Post Oak Parkway

Suite 1800

Houston, Texas 77027

Re:	COMSYS IT Partners, Inc.

Registration Statement No. 333-123818

Ladies and Gentlemen:

We have acted as counsel to COMSYS IT Partners, Inc., a Delaware corporation (the “Company”), in connection with the registration, pursuant to a registration statement initially filed on Form S-1, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of common stock, par value $0.01 per share, of the Company having an aggregate offering price not to exceed U.S. $40,000,000 (the “Securities”), on terms to be determined at the time of each offering. We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

1. With respect to the Securities, when (i) the Company has taken all necessary action to approve the issuance of Securities, the terms of the offering thereof and related matters, and (ii) Securities have been issued and delivered in accordance with the terms of any applicable definitive purchase, underwriting or similar agreement approved by the Company upon payment

1700 Pacific Avenue / Suite 4100 / Dallas, TX 75201-4675 / 214.969.2800 / fax: 214.969.4343 / www.akingump.com

COMSYS IT Partners, Inc.

December 5, 2005

(or delivery) of the consideration therefor provided for therein, such Securities will have been duly authorized and validly issued and will be fully paid and nonassessable.

2. The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.	We have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness shall not have been terminated or rescinded, (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby, (iii) all Securities will have been issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement, (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, if applicable; (v) at the time of the issuance of the Securities (a) the Company validly exists and is duly qualified and in good standing under the laws of its jurisdiction of formation, (b) the Company has the necessary corporate power and due authorization, and (c) the organizational or charter documents of the Company are in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or other alteration, since the date hereof; and (vi) certificates representing the Securities will have been duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor (which will not be less than the par value per share).

B.	We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

C.	This letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We assume herein no obligation, and hereby disclaim any obligation, to make any inquiry after the date hereof or to advise you of any future changes in the foregoing or of any fact or circumstances that may hereafter come to our attention.

COMSYS IT Partners, Inc.

December 5, 2005

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Akin Gump Strauss Hauer & Feld LLP

AKIN GUMP STRAUSS HAUER & FELD LLP